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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








As independent public accountants, we hereby consent to the incorporation of our report dated September 8, 2000 included in this Form 11-K into National Service Industries, Inc.'s previously filed Registration Statement covering the Lithonia Lighting 401(k) Plan for Hourly Employees.



/s/ Arthur Andersen



Atlanta, Georgia
November 3, 2000